[LETTERHEAD OF GREENBERG TRAURIG, LLP]


                                  July 24, 2000

Main Street and Main Incorporated
5050 North 40th Street
Suite 200
Phoenix, Arizona 85018

     RE: REGISTRATION STATEMENT ON FORM S-3
         MAIN STREET AND MAIN INCORPORATED

Gentlemen:

     We have acted as legal counsel to Main Street and Main Incorporated (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about July 24, 2000, under the Securities Act of 1933, as amended, covering an aggregate of 4,011,740 shares of the Company's common stock, par value $.001 per share, that may be issued by the Company upon exercise of common stock subscription rights to be distributed to the Company's stockholders (the "Shares").

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that, when (a) the Registration Statement as then amended shall have been declared effective by the Commission, and (b) the Shares have been paid for by stockholders exercising their subscription rights and duly issued, executed, authenticated, delivered, and sold by the Company as described in the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

Main Street and Main Incorporated
July 24, 2000
Page 2


     For purposes of our opinion, we have assumed that the Company has paid all taxes, penalties and interest which are due and owing to the State of Arizona.

     We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                        Very truly yours,

                                        /s/ Greenberg Traurig, a partnership
                                        of limited liability entities